Exhibit 1.2

PLACEMENT AGENT AGREEMENT

Dated as of June 24, 2016

FIG Partners, LLC

100 Colony Square

1175 Peachtree Street, NE

Suite 2250

Atlanta, Georgia 30361

Ladies and Gentlemen:

FIG Partners, LLC, a Georgia limited liability company (the “Placement Agent”), and First Colebrook Bancorp, Inc., a Delaware corporation (the “Company”), entered into an engagement letter dated October 28, 2015 (the “Engagement Letter”), under which the Placement Agent agreed to render certain investment banking services to the Company in connection with a proposed offering of shares of common stock, par value $1.50 per share, of the Company (the “Common Stock”). This Placement Agent Agreement (this “Agreement”) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings (whether written or oral), including the Engagement Letter between the Company and the Placement Agent, with respect to the subject matter hereof, except as provided in Section 9(k) of this Agreement.

The Company is offering, pursuant to the terms and conditions of this Agreement and the related definitive offering circular to be distributed to prospective investors (including any supplement, amendment and exhibit thereto, as well as any investor information packet, due diligence materials or other written information provided to any actual or prospective Purchaser (as defined below) of the Shares (as defined below) (collectively and taken as a whole, the “Offering Circular”) up to 250,000 shares of Common Stock (the “Shares”), at an offering price of $20.00 per share pursuant to Regulation A promulgated by the Securities and Exchange Commission (the “Offering”).

The Company hereby confirms its agreement, on the terms and subject to the conditions set forth herein, to retain the Placement Agent to assist the Company in offering and selling Shares to purchasers (individually a “Purchaser” and collectively, the “Purchasers”). Offers and sales to Purchasers made through the Placement Agent will be on a “best efforts” basis, pursuant to the Offering Circular, subscription agreement submitted by each Purchaser (the “Subscription Agreement”) and related documents.

Each prospective Purchaser agreeing to purchase Shares shall be required to deliver, among other things, an executed Subscription Agreement. Upon the request of the Placement Agent, the Company shall make available to each prospective Purchaser, at a reasonable time prior to the purchase of Shares, the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Offering and provide Purchasers the opportunity to obtain additional information necessary to verify the accuracy of the disclosure delivered in connection with the purchase of the Shares to the extent it possesses such information or can acquire it without unreasonable effort or expense. After the prospective Purchasers have had an opportunity to review all documents delivered in connection with the offer of the Shares and to address all inquiries, as appropriate, to the Company and the Placement Agent, a separate Subscription Agreement shall be completed by each prospective Purchaser. The Company shall have the right to reject investments in whole or in part.

All references herein to the Company shall include Granite Bank to the maximum extent applicable.

1.            Appointment of Placement Agent.

(a)            The Placement Agent is hereby appointed to act as the exclusive placement agent of the Company for the Offering. The Placement Agent agrees that it shall be primarily responsible for management of the Offering, including maintaining on a daily basis subscription records. The Placement Agent will utilize its “best efforts” to solicit investments from investors. The Placement Agent shall not be deemed an agent of the Company for any other purpose by virtue of this Agreement. The appointment and authorization of the Placement Agent hereunder shall expire on the earlier of completion of the Offering or December 31, 2016, unless extended in writing by the Company and the Placement Agent (the “Termination Date”), and may be terminated earlier than such date in accordance with Section 7 of this Agreement.

(b)            Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, the Placement Agent hereby accepts such agency and agrees to use its commercially reasonable efforts to assist the Company in offering and selling Shares to Purchasers pursuant to the Offering. It is understood that the Placement Agent has no commitment to sell or purchase any of the Shares. No provision of this Agreement shall require the Placement Agent to expend or risk its own funds or incur any financial liability on behalf of any offeree or Purchaser of the Shares or otherwise.

(c)            Investments shall be evidenced by the execution by each Purchaser of a Subscription Agreement. No Subscription Agreement shall be effective unless and until it is accepted by the Company. The Placement Agent shall not have any independent obligation to verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check or other payment delivered by any prospective Purchaser in payment for Shares nor shall the Placement Agent incur any liability with respect to any such verification or failure to verify.

2.            Representations and Warranties of the Company.

The Company hereby represents and warrants as of the date hereof and as of the Closing Date, except for the representations and warranties that speak as of a specific date, which shall be made as of such date, to the Placement Agent that:

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(a)            Offering Circular. Except as is required of the Placement Agent by applicable law or pursuant to this Agreement, the Company is solely responsible for the contents of the Offering Circular and any and all other written or oral communications provided by or on behalf of the Company to, or for use with, any actual or prospective Purchaser of the Shares, and the Company represents and warrants that such Offering Circular and such other communications did not and will not, as of the date of any offer or sale of the Shares, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any information contained in the Offering Circular that constitutes “forward-looking” information within the meaning of Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”), will be made by the Company on a reasonable basis, will reflect the Company’s good faith belief or estimate of the matters described therein, and will be subject to the risks and uncertainties described in the Offering Circular. The Company has authorized the Placement Agent to provide the Offering Circular to prospective Purchasers of the Shares.

(b)            Exemption from Registration. The offer and sale of the Shares have been and shall be exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder pursuant to Regulation A of the 1933 Act. No person has any right to cause the Company to effect the registration under the 1933 Act or the 1934 Act of any securities of the Company.

(c)            Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of Delaware and is validly chartered as a Delaware corporation. The Company is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or lease and use its properties and assets and to carry on its business as currently conducted, except where the failure to be so qualified or in good standing or to have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. The Company has conducted its business in compliance with all applicable federal and state laws, orders, judgments, decrees, rules, regulations and applicable stock exchange requirements, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect. Granite Bank is a direct wholly-owned subsidiary of the Company; the Company has no other direct or indirect subsidiaries. Granite Bank’s deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”), and all premiums and assessments required to be paid in connection therewith have been paid when due.

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(d)            Authorization; Enforcement; Validity. The Company has full right and the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and the Offering Circular, including, without limitation, the offer and sale of the Shares, whether before or subsequent to the date of this Agreement, and to otherwise to carry out its obligations under this Agreement and under the Offering Circular, including, without limitation, to issue, whether before or subsequent to the date of this Agreement, the Shares in accordance with the terms hereof and thereof. The Company’s delivery of the Offering Circular and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its board of directors or its shareholders in connection therewith other than in connection with the Required Approvals described in Section 2(g) of this Agreement, if any. This Agreement has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and the discretion of the court before which any proceeding may be brought; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law, including but not limited to federal, state or other securities laws, or the public policy underlying such laws. There are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s shareholders. For purposes of this Agreement, “knowledge” of the Company means the actual knowledge of the Company’s Chief Executive Officer and President; Senior Vice President/Chief Financial Officer, Treasurer and Corporate Secretary; and Executive Vice President/Chief Operating Officer after their reasonable investigation into the subject matter at issue (collectively, the “Officers”). This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company.

(e)            No Violation or Default. The Company is not (i) in violation of its certificate of incorporation or bylaws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any material term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(f)            No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

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(g)            Filings, Consents and Approvals. The Company is not required to obtain any consent, approval, waiver, authorization or order, license, registration or qualification of, give any notice to, or make any filing or with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Agreement or the transactions contemplated by the Offering Circular, other than (i) filings required by any applicable state securities laws, (ii) the filing of any requisite notices and/or application(s) to the OTC Markets Group, Inc. (the “OTCMG”), if applicable, for the issuance, sale and quotation of the Shares for quotation, thereon in the time and manner required thereby, (iii) the filing of any applicable notices and/or applications to or the receipt of any applicable consents or non-objections from any state or federal regulatory authority that governs the Company, (iv) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority (“FINRA”) and (v) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”). The Company is unaware of any facts or circumstances relating to the Company which would be likely to prevent the Company from obtaining or effecting any of the foregoing.

(h)            Issuance of the Shares. The issuance of Shares has been duly authorized and the Shares, when issued and paid for in accordance with the terms and conditions of the Offering Circular, will be duly and validly issued, fully paid and non-assessable and free and clear of all liens, encumbrances and claims, other than restrictions imposed by applicable securities laws, and the issuance of the Shares is not subject to preemptive or similar rights of outstanding shares of Common Stock or other securities. The Shares will be issued in compliance with all applicable federal and state securities laws and conform or will conform to the descriptions thereof in the Offering Circular.

(i)            Capitalization. The Company has an authorized capitalization as set forth in the Offering Circular under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any pre-emptive or similar rights, except for such rights as may have been fully satisfied or waived; except for options, restricted stock, restricted stock units and similar securities issued under the Company’s existing equity compensation plans as described in the Offering Circular, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Circular.

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(j)             Financial Statements. The audited financial statements (including the related notes thereto) of the Company as of and for each of the two years ended December 31, 2014 and 2015 comply in all material respects with applicable accounting requirements. Such audited financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto.

(k)            Tax Matters. The Company (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to have a Material Adverse Effect. No deficiencies for any taxes have been proposed or assessed in writing against or with respect to any taxes due by or tax returns of the Company, and there is no outstanding audit, assessment, dispute or claim concerning any tax liability of the Company. The Company does not have knowledge of any material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its properties or assets.

(l)             Material Changes. Since the date of the latest audited financial statements, except as disclosed in the Offering Circular, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or affiliate, (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any material contract under which the Company is bound or subject and (vii) there has not been a material increase in the aggregate dollar amount of (A) the Company’s nonperforming loans (including nonaccrual loans and loans 90 days or more past due and still accruing interest) or (B) the reserves or allowances established on the Company’s financial statements with respect thereto. Moreover, since the date(s) the Company afforded the Placement Agent and any prospective Purchaser (i) the opportunity to ask appropriate questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares, and (ii) access to information about the Company, including its financial condition, results of operations, business, properties, management, prospects and any potential transactions, sufficient to enable such prospective Purchaser(s) the Placement Agent to evaluate an investment in the Common Stock, there have been no events, occurrences or developments that have materially affected, or would reasonably be expected to materially affect, either individually or in the aggregate, the information as presented to the Placement Agent and such prospective Purchaser(s) in connection with the offering of the Shares.

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(m)           Environmental Matters. Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) the Company (A) is, and at all prior times has been, in compliance in all material respects with any and all applicable federal, state and local laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, release or threat of release of hazardous materials (collectively, “Environmental Laws”), (B) has received and is in compliance with all permits, licenses, certificates or other authorizations or approvals required of it under applicable Environmental Laws to conduct its business, (C) has not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any release or threat of release of hazardous materials, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice, (D) is not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (E) is not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law; and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company.

(n)            Independent Accountants. Baker Newman & Noyes, P.A., LLC, who has audited certain financial statements and supporting schedules of the Company contained in the Offering Circular, is an independent certified public accounting firm with respect to the Company.

(o)            Litigation. There are no legal, governmental or regulatory investigations, actions, suits or proceedings (collectively “Actions”) pending or, to the Company’s knowledge, threatened, which (i) adversely affect or challenge the legality, validity or enforceability of any of the Offering Circular or the issuance of the Shares, whether before or after the date of this Agreement, or (ii) is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty nor is any such Action, to the Company’s knowledge, currently threatened. There is no Action by the Company pending or which the Company intends to initiate (other than collection or similar claims in the ordinary course of business). There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officer or director of the Company in their capacities as such, which individually or in the aggregate, would result in a Material Adverse Effect.

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(p)            Employment Matters. No labor dispute exists or, to the Company’s knowledge, is imminent or threatened with respect to any of the employees of the Company which would result in a Material Adverse Effect. None of the Company’s employees is or has been a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement. The Company believes that its relationship with its employees is good. To the Company’s knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party. To the Company’s knowledge, the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(q)            Compliance. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any material contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy, guideline or order of any governmental authority or self-regulatory organization (including the OTCMG) applicable to the Company, or which would have the effect of revoking or limiting FDIC deposit insurance of Granite Bank, except in each case as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(r)            Regulatory Permits. The Company possesses all material licenses, certificates, authorizations, consents and permits (“Material Permits”) issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities necessary for the ownership or lease of its properties or to conduct its business as currently conducted, except where the failure to possess such certificates, authorizations, consents or permits, individually or in the aggregate, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (i) the Company has not received any written notice of any revocation, suspension or modification of any such Material Permits, (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation, suspension or material adverse modification of any Material Permits, and (iii) the Company has no reason to believe that any Material Permit will not be renewed in the ordinary course, except as would not have a Material Adverse Effect.

(s)            Title to Assets. The Company has good and marketable title to all real property and tangible personal property owned by it which is material to the business of the Company free and clear of all liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company.

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(t)             Title to Intellectual Property. The Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business as currently conducted, except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the conduct of its businesses does not conflict in any material respect with any such rights of others. The Company has not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would result in a Material Adverse Effect.

(u)            Insurance. The Company is, and following the Closing Date will remain, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses and locations in which and where the Company is engaged in the business of commercial Companying. The Company has not been refused any insurance coverage sought or applied for, and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. All premiums due and payable under all such policies and bonds have been timely paid, and the Company is in material compliance with the terms of such policies and bonds. The Company has not received any notice of cancellation of any such insurance, nor, to the Company’s knowledge, will it be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would be materially higher than its existing insurance coverage. The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with financially sound and reputable insurance companies with benefits and levels of coverage commensurate with the size of the organization and consistent with standard industry practices, (ii) has timely paid all premiums on such policies, and (iii) there has been no lapse in coverage during the term of such policies.

(v)           No Broker’s Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or, to the Company’s knowledge, any Purchaser for any brokerage commission, finder’s fee or other like compensation pursuant to any contract, agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agent with respect to the offer and sale of the Shares issued under this Agreement (which placement agent fees are being paid by the Company as set forth in the Offering Circular).

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(w)          OTC Requirements. The Company’s Common Stock is quoted on the OTCQX marketplace of OTCMG with the trading symbol “FCNH”. The Company has not, in the 12 months preceding the date hereof, received written notice from the OTCMG to the effect that the Company is not in compliance with the rules and regulations of the OTCMG. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the rules and regulations of the OTCMG.

(x)            Investment Company. The Company is not required to be registered as, is not an affiliate of, and after giving effect to the offering and sale of the Shares, and the application of the net proceeds thereof as described in the Offering Circular, will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y)           Unlawful Payments. Neither the Company nor, to the Company’s knowledge, any director, officer, employee, agent or other person acting at the direction of or on behalf of the Company has, in the course of its actions for, or on behalf of, the Company: (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (ii) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(z)            Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of its common stock or a change in control of the Company. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or the laws of Delaware which is or could become applicable to any Purchaser solely as a result of the Offering, including, without limitation, the Company’s issuance of the Shares.

(aa)         Off Balance Sheet Arrangements. There is no material transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity.

(bb)         Absence of Manipulation. The Company has not, and to the Company’s knowledge no one acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(cc)         Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Offering Circular is not based on or derived from sources that are reliable and accurate in all material respects.

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(dd)         Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ee)          Reports, Registrations and Statements. Since January 1, 2013, the Company has filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with Delaware and the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and any other applicable federal or state securities or banking authorities. Since January 1, 2013, Granite Bank has filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the FDIC, the New Hampshire Banking Department and any other applicable federal or state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the FDIC, the Federal Reserve and the New Hampshire Banking Department and any other applicable federal or state securities or banking authorities, as the case may be.

(ff)           Company Regulatory Capitalization. As of March 31, 2016, the Company and Granite Bank were considered “well-capitalized” under the Federal Reserve’s and FDIC’s regulatory framework for prompt corrective action, respectively.

(gg)         Company Regulatory Authorities. The Company and Granite Bank are in compliance with all applicable laws administered by, and all rules and regulations of, the FDIC, the Federal Reserve and the New Hampshire Banking Department and any other federal or state banking regulatory authorities with jurisdiction over the Company and Granite Bank (collectively, the “Regulatory Authorities”), except where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The deposit accounts of Granite Bank are insured up to applicable limits by the FDIC, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened. Neither the Company nor Granite Bank is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions (other than board resolutions required by law or regulation and applicable to the banking industry as a whole) at the request of, any Regulatory Authority that currently restricts in any material respects the conduct of its business, its liquidity and funding policies and practices, its ability to pay dividends, its credit risk management or compliance policies, internal controls or its management, and to the Company’s and Granite Bank’s knowledge, neither the Company nor Granite Bank has not been advised in writing by any Regulatory Authority that it intends to issue or request any such order, directive, or extraordinary supervisory letter.

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(hh)         Compliance with Certain Banking Regulations. To the Company’s knowledge, there are no facts and circumstances, and the Company has no reason to believe that any facts or circumstances exist, that would cause Granite Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (the “CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory;” (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, any order issued with respect to anti-money laundering by the Office of Foreign Assets Control, or any other anti-money laundering statute, rule or regulation; (iii) to be deemed not to be in satisfactory compliance, in any material respect, with the Home Mortgage Disclosure Act, the Fair Housing Act, the CRA, the Equal Credit Opportunity Act, or (iv) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any applicable federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by Granite Bank.

(ii)          Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(i)           Granite Bank has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by Granite Bank satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between Granite Bank and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii)          No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by Granite Bank to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in any written restrictions on the activities (including commitment authority) of Granite Bank or (C) indicated in writing to Granite Bank that it has terminated or intends to terminate its relationship with Granite Bank for poor performance, poor loan quality or concern with respect to Granite Bank’s compliance with laws.

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For purposes of this Section: (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by Granite Bank or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by Granite Bank or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by Granite Bank, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(jj)           Risk Management Instruments. The Company has in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by companies of similar size and in similar lines of business as the Company. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2016, all derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms. Neither the Company, nor, to the Company’s knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(kk)         ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan;” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) that would reasonably be expected to have a Material Adverse Effect; and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, to the Company’s knowledge, whether by action or by failure to act, which would cause the loss of such qualification.

(ll)           Nonperforming Assets. To the Company’s knowledge, since the date of the latest audited financial statements of the Company, the Company believes that it will be able to fully and timely collect substantially all interest, principal or other payments when due under its loans, leases and other assets that are not classified as nonperforming and such belief is reasonable under all the facts and circumstances known to the Company, and the Company believes that the amount of reserves and allowances for loan and lease losses and other nonperforming assets established on the Company’s financial statements is appropriate in light of the risk in the Company’s loan portfolio and such belief is reasonable under all the facts and circumstances known to the Company.

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(mm)        Change in Control. The issuance of the Shares to the Purchasers as contemplated by the Offering has not and will not trigger any rights under any “change of control” provision in any of the agreements to which the Company is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

(nn)          Common Control. The Company is not under the control (as defined in the Bank Holding Company Act (“BHCA”) and Regulation Y of the Federal Reserve (12 CFR Part 225)) of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y). The Company does not control, in the aggregate, more than five percent of the outstanding voting class, directly or indirectly, of any federally insured depository institution other than Granite Bank. The Company is not subject to the liability of any commonly controlled depository institution pursuant to Section 5(e) of the Federal Deposit Insurance Act (12 U.S.C. § 1815(e)).

3.            Representations and Warranties of the Placement Agent.

The Placement Agent represents, covenants and warrants as of the date hereof and as of the Closing Date, except for the representations and warranties that speak as of a specific date, which shall be made as of such date, to the Company that:

(a)            The Placement Agent is registered as a broker-dealer under applicable federal and state laws, is a member in good standing of FINRA and has met and will continue to meet all registration, licensing, financial and reporting requirements it is required to meet under applicable federal and state laws and regulations in order to provide the services the Placement Agent has agreed to provide, or that the Placement Agent contemplates that it will provide, to the Company under this Agreement or otherwise in connection with the Offering.

(b)            The Placement Agent is a limited liability company duly organized and validly existing under the laws of the State of Georgia and is in good standing, and has all requisite power and authority to provide the services to be furnished to the Company hereunder

(c)            The Placement Agent will not provide any service or engage in any activity, and it will use its commercially reasonable efforts to not permit any of its employees, agents, or representatives to provide any service or engage in any activity, whether pursuant to this Agreement or otherwise in connection with the sale of the Shares, for which it does not have in effect all registrations, licenses and approvals necessary to cause that service or activity to comply with applicable federal and state laws and regulations.

(d)            Notwithstanding anything contained in this Agreement to the contrary, the terms and conditions of the sale of the Shares as described in the Offering Circular shall control the conduct of the sale of the Shares, and neither the Placement Agent nor any of its respective employees, agents, representatives or affiliates shall take any action in connection with the sale of the Shares contrary to those terms and conditions.

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(e)            In connection with or during the course of the sale of the Shares, neither the Placement Agent nor any employee, agent, representative or affiliate of the Placement Agent will make any representation or provide any information to any Purchaser or potential Purchaser other than the representations and information contained in the Offering Circular or other information specifically approved by the Company.

(f)            This Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and, when executed by the Company, will constitute the valid and binding agreement of the Placement Agent enforceable against it in accordance with its terms, except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and remedies generally or the rights of creditors or registered broker-dealers whose accounts may be protected by the Securities Investor Protection Corporation; (ii) the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceedings may be brought; and (iii) the enforceability of the provisions hereof relating to indemnification and contribution may be limited by applicable federal, state or other securities laws, or the public policy underlying such laws.

(g)            The Placement Agent and its employees, agents and representatives who shall perform any of the services required hereunder to be performed by it, shall be authorized and shall have all licenses, approvals and permits necessary to perform such services, and the Placement Agent shall be a registered broker-dealer and selling agent in the jurisdictions in which the Company is relying on such registration for the offer and sale of the Shares after the date of this Agreement.

(h)            The execution and delivery of this Agreement by the Placement Agent, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the organizing documents of the Placement Agent or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any agreement, indenture or other instrument by which the Placement Agent is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order, which breach, default or violation could have a material adverse effect on the condition (financial or otherwise), operations, business, properties or assets of the Placement Agent or its ability to perform its obligations under this Agreement.

(i)            Any proceeds received by the Placement Agent to purchase Shares will be handled in accordance with applicable requirements of Rule 15c2-4 under the 1934 Act by the prompt transmission of such proceeds to the escrow agent designated by the Company and the Placement Agent (the “Escrow Agent”).

(j)            No action or proceeding against the Placement Agent before the Securities and Exchange Commission, FINRA, any state securities commission, or any state or federal court is pending or, to the Placement Agent’s knowledge, threatened concerning the Placement Agent’s activities as a registered and licensed broker-dealer which could have a material adverse effect on the condition (financial or otherwise), operations, business, properties or assets of the Placement Agent or its ability to perform its obligations under this Agreement.

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(k)            The information set forth in the Offering Circular section entitled “Plan of Distribution” includes the only written information furnished to the Company by and on behalf of the Placement Agent expressly for use in connection with the preparation of the Offering Circular, and it is correct and complete in all material respects and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.            Closing, Placement Agent’s Obligations and Fees.

(a)           Closing.

(i)          All Purchasers subscribing for Shares through a Subscription Agreement after the date of this Agreement shall be instructed to pay the purchase price for the Shares in accordance with the procedures described under “Plan of Distribution” in the Offering Circular and the Subscription Agreement;

(ii)         To the extent that any Subscription Agreements and payments are sent to the Placement Agent, the Placement Agent shall deliver to the Escrow Agent all funds received from Purchasers of the Shares by noon of the next business day after receipt together with the completed Subscription Agreement of such Purchaser. The Escrow Agent will deposit such funds in an interest bearing account until release of the Shares against payment therefor on the Closing Date in accordance with Section 4(a)(iii) below;

(iii)        The release of the Shares against payment therefor shall be made on one or more dates and at a place mutually acceptable to the Company and the Placement Agent. The Shares shall be delivered directly to the Purchasers in accordance with the instructions of the Purchasers. Each date upon which the Company has or shall release or deliver the Shares sold in the Offering in accordance with the terms herein and the Offering Circular, is called the “Closing Date.”

(b)           Conditions to Placement Agent’s Obligations. The obligations of the Placement Agent hereunder are subject to the following conditions:

(i)          Due Qualification or Exemption. (A) The Offering contemplated by this Agreement shall become qualified or be exempt from qualification under the securities laws of the jurisdictions in which the Shares are contemplated to be offered, not later than the Closing Date, subject to any filings to be made thereafter, and (B) at the Closing Date, no stop order or similar directive or claim suspending the sale of the Shares shall have been issued or alleged, and no proceeding for that purpose shall have been initiated or threatened;

(ii)         No Material Misstatements. Neither the Offering Circular, nor any attachment or supplement thereto, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(iii)        Compliance with Agreements. The Company shall have complied with all agreements, and satisfied all conditions and obligations on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(iv)        Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in al material respects on the date hereof and on and as of the Closing Date (except that any representations and warranties of the Company that are qualified by materiality shall be true and correct in all respects on the date hereof and on and as of the Closing Date); and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date.

(v)         Corporate Action. The Company shall have taken all corporate action necessary in order to permit the valid execution, delivery and performance of this Agreement by the Company, including, without limitation, obtaining the approval of the Company’s board of directors for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and thereunder and the Offering contemplated hereby;

(vi)        Opinion of Counsel. The Company shall have caused its counsel to deliver to the Placement Agent an opinion on the Closing Date, dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agent and its counsel covering the matters set forth in Exhibit B hereto.

(vii)       Officers’ Certificate. The Placement Agent shall receive a certificate of Officers of the Company, dated the Closing Date, to the effect that (i) they have carefully examined the Offering Circular and, as of its date, and the time of purchase, the Offering Circular did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Offering Circular, any material adverse change in the financial condition or in the management, earnings, capital, properties, business prospects, results of operations or business affairs of the Company whether or not arising in the ordinary course of business; (iii) the representations and warranties of the Company contained this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Company has complied in all material respects with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 4; (v) no stop order or similar directive or claim has been issued or, to the best of their knowledge, is threatened, by any Regulatory Agency, or any other federal or state authority; and (vi) no order suspending the Offering has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by any Regulatory Agency or any other federal or state authority. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of securities laws, or depository institutions or depository institution holding companies, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company.

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(viii)      No Legal Impediment to Issuance. No action has been or shall have been taken, and no statute, rule, regulation or order has been or shall have been enacted, adopted or issued by any federal, state or foreign governmental or Regulatory Authority that would, as of the Closing Date, whether prior to or after the date of this Agreement, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court has been or shall have been issued that would, as of the Closing Date, whether prior to or after the date of this Agreement, prevent the issuance or sale of the Shares.

(ix)         Other Certificates. The Company shall have delivered to the Placement Agent, as of the closing time of the issuance of the Shares, such other certificates (including secretary’s certificate, officers’ certificate, state good standing certificate(s), and Company regulatory certificates) and documents as the Placement Agent may reasonably request, in form and substance reasonably satisfactory to the Placement Agent and its counsel.

(c)          Placement Fees and Expenses.

(i)          As compensation for the Placement Agent’s services rendered hereunder, the Company will pay the Placement Agent an aggregate placement fee (the “Placement Fee”) equal to the sum of (a) six percent (6.0%) of the aggregate gross proceeds from Shares purchased in the Offering by investors introduced by the Placement Agent and (b) one percent (1.0%) of the aggregate gross proceeds from Shares purchased in the Offering by investors not introduced by the Placement Agent. The Company agrees that any Placement Fee shall be payable by the Company to the Placement Agent in cash, by wire transfer of good and immediately available funds, on the Closing Date upon any closing of the Offering. In the event that there are multiple Closing Dates, the portion of the Placement Fee associated with the investment being closed will be payable in accordance with this Section 4(c)(i) at such closing.

(ii)         In addition to the compensation described in Section 4(c)(i) above, the Company shall, upon completion of the Offering, reimburse the Placement Agent for all reasonable pre-approved (which approval shall not be unreasonably withheld) and documented out-of-pocket accountable expenses incurred in connection with this engagement, including but not limited to, travel, reasonable fees and disbursements of its legal counsel; provided, however, such expense reimbursement shall not exceed $25,000 in the aggregate without the Company’s consent, which consent shall not be unreasonably witheld. Such expenses may include those incurred in connection with services performed pursuant to this Agreement as well as any services which may have been performed pursuant to the Engagement Letter. The provisions of this paragraph are not intended to apply to, and shall not in any way limit or impair, the indemnification and contribution sections included in or incorporated by reference into this Agreement or the Engagement Letter.

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(iii)        The Company shall also pay the Placement Agent a placement fee on any financing by the Company or its affiliates involving the issuance of Common Stock or other equity securities consummated pursuant to any agreement, commitment or understanding which is entered into during the six (6) month period following the earlier of the date of termination or expiration of the Offering (the "Residual Period"); provided, however, that the placement fee due under such circumstances shall only be applicable to purchasers in such subsequent offering who were introduced to the Bank as provided below and shall be equal to six percent (6.0%) of the gross proceeds from the Common Stock and/or other equity securities purchased in such financing(s). The Placement Agent will provide the Company with a list of purchasers who are subject to the Residual Period within five (5) business days of the earlier of the date of termination or expiration of the Offering. There will be no Residual Period if the Bank has terminated this Agreement pursuant to the third sentence of Section 7(a) of this Agreement.

5.          Covenants of the Company.

The Company covenants and agrees with the Placement Agent as follows:

(a)          Use of Proceeds. The net proceeds of the Offering shall be used by the Company substantially as set forth in the Offering Circular. Except as set forth in the Offering Circular, the Company shall not use any proceeds from the Offering to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or repay any indebtedness of the Company, including but not limited to any indebtedness to current executive officers or principal shareholders of the Company, but excluding accounts payable to non–affiliates incurred in the ordinary course of business.

(b)          Expenses of Offering. The Company shall be responsible for and shall bear all expenses incurred in connection with the Offering, including but not limited to, the costs of preparing, duplicating and delivering (including by facsimile or other electronic means) all selling documents, including but not limited to the Offering Circular, this Agreement, the stock certificates, blue sky fees, all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA, any other filing fees, the costs and charges of any transfer agent and any registrar, and reasonable expenses and disbursements of the Placement Agent pursuant to Section 4(c)(ii) above.

(c)          Notification. The Company shall notify the Placement Agent immediately, and in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the Closing Date as a result of which the Offering Circular would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Common Stock, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and the Placement Agent so requests, to obtain the lifting thereof as promptly as possible.

(d)          Blue Sky. The Company shall use its best efforts to qualify the Shares for offer and sale under exemptions from qualification or registration requirements under the securities or “blue sky” laws of such jurisdictions as the Placement Agent may reasonably request. The Company will not consummate any sale of Shares in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made. The Company will also supply the Placement Agent with such information as is necessary for a determination of the legality of the Shares for investment under the laws of such jurisdictions as the Placement Agent may request.

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(e)          State Filing. The Company shall comply with any filing requirement imposed by the securities or blue sky laws of any state or jurisdiction in which offers and sales have been made prior to the date of this Agreement or are made after the date of this Agreement and which are identified by the Placement Agent. The Company shall furnish the Placement Agent with copies of all such filings whether made before or after the date of this Agreement and pay any applicable fees related thereto whether incurred or to be incurred before or after the date of this Agreement.

(f)           No Other Finders or Brokers. During the term of the Placement Agent’s engagement hereunder the Company will not (i) offer any Shares for sale to, or solicit any offers to buy from, any person or persons, whether directly or indirectly, other than through the Placement Agent, if such person or persons were introduced to the Company by the Placement Agent, or (ii) engage in any discussions with any person other than representatives of the Placement Agent for the purpose of engaging, or considering the engagement of, such person as a finder or broker in connection with the sale by the Company of the Shares covered by this Agreement. Notwithstanding anything in this Agreement to the contrary, subject to the availability of Shares and the written consent of the Placement Agent, the Company and its directors and officers reserve the right to make sales directly to any investors who were not introduced to the Company by the Placement Agent, provided that the Company shall pay the Placement Agent the applicable Placement Fee with respect to such sales.

(g)          Cooperation, Due Diligence and Ongoing Accuracy of Representations. The Company has cooperated and will cooperate with the Placement Agent in any due diligence investigation reasonably requested by the Placement Agent with respect to the offer and sale of the Shares and has furnished and will furnish the Placement Agent with such information, including financial statements, with respect to the business, operations, assets, liabilities, financial condition and prospects of the Company as the Placement Agent may reasonably request. The Placement Agent may rely upon the accuracy and completeness of all such information and the Company acknowledges that the Placement Agent has not been retained to independently verify any of such information. If at any time prior to the completion of the offer and sale of the Shares an event occurs which would cause the Offering Circular (as supplemented or amended) to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify the Placement Agent immediately of such event and the Placement Agent will suspend solicitations of the prospective purchasers of the Shares until such time as the Company shall prepare a supplement or amendment to the Offering Circular which corrects such statement or omission.

(h)          Placement Agent Publicity. The Company agrees that upon consummation of the sale of the Shares, the Placement Agent may place “tombstone” advertisements in financial and other publications and media at its own expense describing its services to the Company hereunder. Prior to such placement, the Placement Agent will furnish to the Company a copy of any proposed tombstone advertisement, and the Company may reasonably object to any disclosure therein that it does not believe to be accurate or appropriate. The Placement Agent may also use such “tombstone” advertisements in marketing material.

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(i)           Public Announcements. Except as otherwise required by applicable law or the rules of any Regulatory Agency, the Company shall not, during the period commencing on the date hereof and ending on the Closing Date, issue any press release or other communication, make any written or oral statement to any media organization or publication or hold any press conference, presentation or seminar, or engage in any other publicity with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior written consent of the Placement Agent except in the ordinary course of business, to comply with applicable securities laws, and in both cases, not for the purpose of soliciting any interest in the Offering. Further, the Company shall not use the name of the Placement Agent or any officer, director, employee or shareholder thereof without the express written consent of such party and such person in any manner that is inconsistent with the statements made with respect to such persons in the Offering Circular.

(j)           Escrow Account. The Company and the Placement Agent shall maintain an escrow account with the Escrow Agent into which Purchasers’ subscription monies will be deposited upon receipt from the Purchasers in accordance with Section 3(i).

(k)          Notification of Suspension. The Company will promptly (and in any event not later than the next business day after it becomes aware of such information or occurrence) notify the Placement Agent of the issuance by any court, state securities administrator or other agency of competent jurisdiction of any stop order preventing or suspending the use of the Offering Circular or the sale of the Shares, or the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplation of any proceeding for such purposes.

(l)           Additional Acknowledgements. The Company acknowledges and agrees that:

(i)          The financial models and presentations used by the Placement Agent in performing its services hereunder have been developed by and are proprietary to the Placement Agent and are protected under applicable copyright law. The Company further acknowledges and agrees that, except as required by applicable law, it will not reproduce or distribute all or any portion of such models or presentations without the prior written consent of the Placement Agent.

(ii)         The Placement Agent is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, the Placement Agent or its affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this Agreement. During the course of the Placement Agent’s engagement with the Company, the Placement Agent may have in its possession material, non-public information regarding other companies that could potentially be relevant to the Company or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies. As in all matters involving confidential client information, information barriers exist that restrict access to such information within the Placement Agent, except on a need to know basis.

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(iii)        The Placement Agent’s research analysts and research department are independent from the Placement Agent’s investment Companying division and are subject to certain regulations and internal policies. The Placement Agent’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company, the transactions contemplated herein or any counterparty thereto that differ from or are inconsistent with the views or advice communicated by the Placement Agent’s investment banking divisions.

(m)         Closing.         No Closing shall take place until and unless all the conditions to the Placement Agent’s obligations set forth in Section 4(b) of this Agreement are satisfied. In the event the Offering is terminated for any reason before a Closing takes place, all funds advanced by the prospective Purchasers will be promptly returned with interest.

(n)          Subsequent Events.         If any event affecting the Company or any of its affiliates shall occur which, in the opinion of the Company or counsel for the Company should be set forth in a supplement or an amendment to the Offering Circular, the Company will forthwith at its own expense prepare and furnish to the Placement Agent a reasonable number of copies of a supplement or amendment to the Offering Circular so that the Offering Circular, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.          Covenants of the Placement Agent.

The Placement Agent covenants and agrees with the Company as follows:

(a)          Pursuant to its appointment made in Section 1 hereof, insofar as is under the Placement Agent’s control, it will use its best efforts to conduct the Offering in a manner intended to be in compliance with the offering procedures set forth in the Offering Circular. Additionally, the Placement Agent will use its best efforts to take all lawful actions necessary to fulfill its duties under Rule 15c2-4 under the Exchange Act, which duties relate to transmission or maintenance of funds received from potential purchasers.

(b)          The Placement Agent will promptly (and in any event not later than the next business day after it becomes aware of such information or occurrence) notify the Company of the issuance by any court, state securities administrator or other agency of competent jurisdiction of any stop order preventing or suspending the use of the Offering Circular or the sale of the Shares, or the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplation of any proceeding for such purposes.

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(c)          The Placement Agent will maintain in confidence any confidential or proprietary information (“Confidential Information”), whether oral or written or in electronic or any other format, including financial, commercial, market, or customer data, business techniques or strategies, and/or know-how (in whatever format such information may exist or shall exist), whether disclosed by the Company or the Company’s agents to the Placement Agent or the Placement Agent’s agents or learned or observed by the Placement Agent or the Placement Agent’s agents as a consequence of the evaluation of or by reason of being allowed to view the Company’s records, products, processes, or facilities; provided, however, that “Confidential Information” shall not include any information that is generally available to the public, is otherwise in the public domain, becomes publicly known through no breach of this Agreement, is already known or becomes known to the Placement Agent through sources not known by the Placement Agent to be under a legal obligation not to disclose the information or is approved for release by written authorization of an Officer of the Company. Confidential Information shall be protected with the same degree of care as the Placement Agent uses in the protection of its own confidential and proprietary information, but in no case with any lesser degree than reasonable care. The Placement Agent shall not disclose Confidential Information to any third party, except as necessary to fulfill its obligations under this Agreement. The Placement Agent shall use Confidential Information only for the purpose of fulfilling its obligations under this Agreement, and shall not exploit Confidential Information for its own benefit or for the benefit of another.

(d)          The Placement Agent has not provided and will not provide to the purchasers of Shares of Common Stock any written or oral information regarding the business of the Company, including any representations regarding the Company’s financial condition or financial prospects, other than such information as is contained in the Offering Circular, or such other materials as may be approved in advance by the Company.

7.          Termination and Survival.

(a)          The appointment and authorization of the Placement Agent under Section 1 of this Agreement shall expire on the Termination Date. This Agreement may be terminated prior to the Termination Date by mutual written agreement of the Company and the Placement Agent. The Company may terminate this Agreement at any time if the Placement Agent has breached any of the covenants, agreements, representations, or warranties set forth herein and has failed to cure such breach within fifteen days after written notice thereof is given by the Company to the Placement Agent. The Placement Agent may terminate this Agreement in its sole discretion at any time after fifteen days written notice to the Company. Notwithstanding any such expiration or termination, the Company shall remain responsible for the reimbursement of the Placement Agent’s reasonable expenses (and any unpaid Placement Fees that are owed and/or, if a Closing has occurred, that become owed as a result of any subsequent closing of the Offering prior to such termination) under Section 4(c) of this Agreement, and the indemnification and contribution obligations of the Company under Exhibit A and the provisions of Section 8 of this Agreement shall survive. This Agreement supersedes the Engagement Letter between the Company and the Placement Agent.

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(b)          The Company shall also pay the Placement Agent a fee on any financing by the Company or its affiliates involving the issuance of any capital securities (including common stock, preferred stock or other capital securities) or debt instruments consummated pursuant to any agreement, commitment or understanding which is entered into during the six (6) month period following the earlier of the date of termination or expiration of this Agreement (the “Residual Period”); provided, however, that the fee due under such circumstances shall only be applicable to investors, or affiliates of investors, who were introduced to the Company by the Placement Agent and such fee shall be equal to six percent (6.0%) of the gross proceeds from securities or instruments purchased in such financings. Furthermore, FIG will provide the Company with a list of investors who are subject to the Residual Period within five (5) business days of the date of termination or expiration of this Agreement. There will be no Residual Period if the Company has terminated this Agreement pursuant to the third sentence of Section 7(a) of this Agreement.

8.           Indemnification. The Company hereby agrees to indemnify the Placement Agent in accordance with the indemnification provisions set forth as Exhibit A hereto and agrees to the other obligations of the Company under Exhibit A.

9.           Miscellaneous.

(a)          No Fiduciaries. Nothing in this Agreement, express or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors and assigns, and to the extent expressly set forth herein, the Indemnified Persons (as defined in Exhibit A hereto), any rights or remedies under or by reason of this Agreement or as a result of the services rendered or to be rendered by the Placement Agent hereunder. The parties acknowledge and agree that the Placement Agent is not acting in a fiduciary capacity with respect to the Company and that the Placement Agent is not assuming any duties or obligations other than those expressly set forth in this Agreement and those required by applicable laws and regulations. The Company further agrees that neither the Placement Agent nor any of its controlling persons, affiliates, partners, directors, officers, employees or consultants shall have any liability to the Company, or any person asserting claims on behalf of or in right of the Company for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the services rendered or to be rendered by the Placement Agent hereunder, unless it is finally judicially determined that such losses, claims, damages, liabilities or expenses resulted from the gross negligence or bad faith of the Placement Agent.

(b)          Successors and Assigns. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and the other Indemnified Persons (as defined in Exhibit A hereto), and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

(c)          Governing Law and No Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to conflict of law principles thereof. Any right to trial by jury with respect to any lawsuit, claim or other proceeding arising out of or relating to this Agreement or the services rendered or to be rendered by the Placement Agent hereunder is expressly and irrevocably waived.

(d)          Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or faxed and confirmed as follows:

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if to the Company:	First Colebrook Bancorp, Inc. 132 Main Street Colebrook, NH 03576 Attention: Loyd W. Dollins Chief Executive Officer and President Telephone: (603) 672-4661 Email: ldollins@granitebank.com

with a copy to (which shall not constitute notice):	Gallagher, Callahan & Gartrell, P.C. 214 North Main Street Concord, NH 03301 Attention: Dodd S. Griffith, Esq. Telephone: (603) 545-3610 Email: griffith@gcglaw.com

and if to the Placement Agent:	FIG Partners, LLC 100 Colony Square 1175 Peachtree Street Suite 2250 Atlanta, Georgia 30361 Attention: Barbara Bantivoglio Telephone: (404) 601-7203 Email: bbantivoglio@figpartners.com

with a copy to (which shall not constitute notice):	Cranmore, FitzGerald & Meaney 49 Wethersfield Avenue Hartford, CT 06114 Attention: J. J. Cranmore, Esq. Telephone: (860) 522-9100 Email: jcranmore@cfmlawfirm.com

(e)          Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

(f)          Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, email or other electronic delivery of a signature), each of which shall be deemed to be an original and all of which together shall be deemed to be the same agreement.

(g)           Independent Contractor. The Placement Agent shall act as an independent contractor and nothing contained herein or otherwise shall be construed to create any partnership or joint venture between the Placement Agent and the Company.

(h)           Headings. The headings and captions of the various subdivisions of this Agreement are for convenience or reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

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(i)          Entire Agreement. This Agreement (including Exhibit A and Exhibit B hereto) constitutes the entire understanding and agreement between the Company and the Placement Agent with respect to the subject matter hereof and supersedes all prior understandings or agreements between the parties with respect thereto, whether oral or written, express or implied.

(j)           Neither this Agreement nor any term hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us four copies of this Agreement, whereupon this Agreement will become a binding agreement in accordance with its terms.

Very truly yours,

FIRST COLEBROOK BANCORP, INC.

By:

/s/ Loyd W. Dollins

Name: Loyd W. Dollins

Title: Chief Executive Officer & President

FIG PARTNERS, LLC

By:

/s/ Matthew F.X. Veneri

Name: Matthew F.X. Veneri

Title: Managing Principal, Co-Head of Investment Banking

/s/ Greg Gersack

Name: Greg Gersack

Title: Senior Managing Principal, Co-Head of Investment Banking

[Signature page to Placement Agent Agreement]

EXHIBIT A

The Company agrees to indemnify and hold harmless the Placement Agent and its affiliates (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)), the respective partners, directors, officers, agents, consultants and employees of the Placement Agent and its affiliates and each other controlling persons of the Placement Agent and its affiliates (within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and each of their respective successors and assigns (each, an “Indemnified Party” and collectively, the “Indemnified Parties”), to the fullest extent permitted by law, from and against any losses, claims, damages or liabilities, joint or several, and all actions (including shareholder actions) inquiries, proceedings and investigations related to or arising out of the engagement described in the Agreement to which this Exhibit A is attached or the Placement Agent’s role in connection therewith, other than actions, suits or proceedings in which the Placement Agent or any other Indemnified Party is a plaintiff, and will reimburse the Placement Agent and any other party entitled to be indemnified hereunder for all expenses (including counsel fees) as they are incurred by the Placement Agent or any such other Indemnified Party in connection with investigating, preparing or defending any such action or claim whether or not in connection with pending or threatened litigation in which the Placement Agent is a party. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from (i) any misstatement of a material fact in the Offering Materials relating to the Placement Agent and furnished in writing to the Company by the Placement Agent specifically for inclusion therein, (ii) the omission from such information so furnished of a material fact required to be stated therein in order to make the statements contained therein not misleading or (iii) the Placement Agent’s bad faith or gross negligence, and the Placement Agent agrees to immediately refund any payments made to an Indemnified Party upon such finding.

If the indemnification provided for herein is judicially determined to be unavailable (other than in accordance with the terms hereof) to any person otherwise entitled to indemnity in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such person hereunder, the Company shall contribute to the amount paid or payable by such person as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Placement Agent, on the other hand, of the engagement provided for in this Agreement or (ii) if the allocation provided for in clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the Company and the Placement Agent, as well as any other relevant equitable considerations; provided, however, in no event shall the aggregate contribution of the Indemnified Parties to the amount paid or payable exceed the aggregate amount of fees actually received by the Placement Agent under this Agreement. For the purposes of this Agreement, the relative benefits to the Company and to the Placement Agent of the engagement under this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Company or the Company’s shareholders, as the case may be, in the Offering or Offerings that are the subject of the engagement hereunder, whether or not any such Offering is consummated, bears to (b) the fees paid or to be paid to the Placement Agent under this Agreement.

A-1

The Company also agrees that neither the Placement Agent, nor any of its affiliates nor any partner, officer, director, consultant, employee or agent of the Placement Agent or any of its affiliates, nor any person controlling the Placement Agent or any of its affiliates, shall have any liability to the Company for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company which are finally judicially determined to have resulted primarily from the Placement Agent’s bad faith or gross negligence. The foregoing agreement shall be in addition to any rights that the Placement Agent, the Company or any Indemnified Party may have at common law or otherwise, including, but not limited to, any right to contribution. For the sole purpose of enforcing and otherwise giving effect to the provisions of this Agreement, the Company hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to this Agreement is brought against the Placement Agent or any other Indemnified Party.

The Indemnified Parties agree to give prompt written notice to the Company of any claim for which they seek indemnification hereunder, but the omission to so notify the Company will not relieve the Company from any liability that it may otherwise have hereunder except to the extent that the Company is damaged or prejudiced by such omission. The Company shall have the right to assume the defense of any action for which the Indemnified Parties seek indemnification hereunder, within ten business days after receipt of notice of such action, including, without limitation, the employment of counsel reasonably satisfactory to the Indemnified Parties, except as provided below. After notice from the Company to the Indemnified Parties of its election to assume the defense thereof, and so long as the Company performs its obligations in accordance with such election, the Company will not be liable to the Indemnified Parties for fees and expenses of legal counsel to the Indemnified Parties, which counsel shall be at the expense of the applicable Indemnified Party unless (a) the Company has failed to promptly assume the defense and employ counsel reasonably satisfactory to such Indemnified Party in accordance with the preceding sentence, or (b) such Indemnified Party shall have been advised by counsel that there exists an actual conflict of interest between the Company, on the one hand, and such Indemnified Party, on the other hand, including, without limitation, a situation in which one or more legal defenses may be available to such Indemnified Party that are inconsistent with those available to the Company (in which case the Company shall not be entitled to assume the defense of such action, suit or investigation on behalf of such Indemnified Party) or (c) the Company expressly authorizes the Indemnified Party in writing to employ separate counsel at the Company’s expense (in each such case the Company will pay the fees and expenses of such counsel). For the avoidance of doubt, in the event the Company is not obligated to pay the fees and expenses of separate counsel to the Indemnified Parties, the Indemnified Parties shall have the right to employ separate counsel in any such action and to participate in the defense thereof at their own expense.

The Company agrees that it will not, without the prior written consent of the Placement Agent, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Placement Agent is an actual or potential party to such claim, action, suit, or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Placement Agent from all liability arising out of such claim, action, suit or proceeding.

A-2

It is understood that the Placement Agent’s engagement referred to in the Agreement may be embodied in one or more separate written agreements and that, in connection with such engagement, the Placement Agent may also be requested to provide additional services or to act for the Company in one or more additional capacities. The indemnification provided hereunder shall apply to said engagement, any such additional services or activities and any modification, and shall remain in full force and effect following the completion or termination of the Placement Agent’s engagement.

A-3

Exhibit B

Opinion of Counsel

(i)          the Company (a) has been organized and is validly existing under the laws of Delaware, and (b) is in good standing under applicable law and is duly qualified to do business and is in good standing in all jurisdictions that require such qualification or in which the failure to qualify in such jurisdictions could, in the aggregate, have a Material Adverse Effect;

(ii)         the Company has the requisite corporate power and authority to own, lease and operate its properties and assets and conduct its business as now being conducted and as described in the Offering Circular;

(iii)        the Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered in accordance with the terms of the Placement Agent Agreement and the Offering Circular, will have been validly issued and will be fully paid and nonassessable, and the issuance of such Shares is not subject to any preemptive rights or, the knowledge of counsel, similar rights of outstanding shares of Common Stock or other securities of the Company;

(iv)        to the knowledge of such counsel, the offering or sale of the Shares as contemplated by the Placement Agent Agreement does not give rise to any rights for the offering or sale of other shares of capital stock of the Company;

(v)         the certificates for the Shares are in proper legal form and comply in all material respects with applicable law;

(vi)        the Placement Agent Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Placement Agent) is a valid and binding agreement of the Company enforceable in accordance with its terms, except in all cases as rights of indemnity or contribution thereunder may be limited under applicable law and except as the enforceability hereof may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or general equitable principles;

(vii)       to the knowledge of such counsel, the Company, is not in violation of its certificate of incorporation or bylaws, in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any agreement, indenture or other instrument known to such counsel that is material to the conduct of the business of the Company, or in violation of any law, administrative regulation or ruling or court decree applicable to the Company or any of its properties, and the execution, delivery and performance of the Placement Agent Agreement, compliance by the Company with all provisions thereof and the consummation of the transactions contemplated thereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the certificate of incorporation or bylaws of the Company or, to the knowledge of such counsel, any material agreement, indenture or other instrument to which the Company is a party or by which it is bound, or (assuming compliance with state securities or “blue sky” laws) violate any law, administrative regulation or ruling (except as the indemnification or contribution provisions in the Placement Agent Agreement may be limited by applicable law) or, to the knowledge of such counsel, court decree applicable to the Company or any of its properties;

B-1

(viii)      the offer and sale of the Shares is not required to be registered under the Securities Act of 1933, and, following the offering and sale of the Shares as contemplated by the Placement Agent Agreement and the Offering Circular, the Shares will be freely tradable and need not bear a restrictive legend related to their transferability; except for any permits and similar authorizations required under state securities or blue sky laws, and the approval of FINRA, no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the consummation of the sale of the Shares to the Purchasers through the Placement Agent as contemplated by the Placement Agent Agreement; and to the knowledge of such counsel, no order preventing or suspending the use or distribution of the Offering Circular or sale of the Shares has been issued and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened;

(ix)         the Company is not and, after giving effect to the offer and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(x)          the statements in the Offering Circular under “Description of the Company’s Securities” and “Supervision and Regulation” insofar as such statements constitute a summary of the documents, legal matters or proceedings referred to therein, fairly and accurately present in all material respects the information with respect to such documents, legal matters or proceedings;

(xi)         to the knowledge of such counsel, there are no pending or threatened legal or governmental proceedings to which the Company is a party or of which any property of the Company is the subject, which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

Subject to its customary practices and limitations relating to the scope of such counsel’s participation in the preparation of the Offering Circular and its investigation or verification of information contained therein, Gallagher, Callahan & Gartrell, P.C. also shall state that nothing has come to its attention to cause it to believe that the Offering Circular (except for financial statements, schedules and other financial data and statistical information included therein, as to which such counsel need not express any belief) contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Offering Circular and any amendment or supplement thereto (except as aforesaid) as of their respective dates contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

B-2

In rendering its opinions, such counsel may rely, as to matters of fact, upon certificates, statements, letters and representations of officers of the Company, any other records of the Company; certificates of public officials; and letters of independent certified public accountants.

Except as expressly set forth therein, the opinions may be governed by and interpreted in accordance with the Legal Opinion Accord of the ABA Section of Business Law.

B-3